                                                                   EXHIBIT 10(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 33-45380 of ML of New York Variable Annuity Separate Account B on Form N-4 of our reports on (i) ML Life Insurance Company of New York dated February 25, 2002, and (ii) ML of New York Variable Annuity Separate Account B dated March 1, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
October 11, 2002